CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made as of the 1st day of November, 2008.

BETWEEN:

GRYPHON GOLD CORPORATION, a corporation incorporated under the laws of Nevada, having an office at 5490 Longley Lane, Reno, NV 89511 (the "Corporation")

AND:

STEVEN D. CRAIG, CPG, a consulting geologist having an address of 10200 Shiloh Drive, Reno, Nevada 89508 (the Consultant).

RECITALS:

A. The Corporation wishes to engage the Consultant to **provide consulting services for oversight of Borealis permits and compliance, conducting other activities related to the Borealis Project, and any other general activities as directed by the Company** (the "Services"). **The Consultant will report to the CEO.**

B. The Corporation and the Consultant wish to set out the terms and conditions pursuant to which the Corporation shall engage the Services of the Consultant and the Consultant shall provide such Services.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficient of which are hereby acknowledged), the parties hereto agree as follows:

1. <u>Definitions</u>

In this Agreement:

"Cause" means (a) breach of this agreement by the Consultant; or (b) a circumstance which, if the Consultant were an employee of the Corporation, would entitle the Corporation to terminate the employment of the Consultant for cause under the laws of Nevada;

"Confidential Information" means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business, operations and affairs of the Corporation and its subsidiaries, whether in written, electronic or oral form; and

"Term" means the period from the effective date of this Agreement, being **November 1, 2008 to December 31, 2009**, subject to renewal or earlier termination in accordance with sections 12, 13, and 14, respectively.

2. <u>Engagement by the Corporation</u>

The Corporation engages the Consultant for the Term to render the Services and to perform such other services as the Consultant shall reasonably be directed to perform.

<u>Acceptance of Engagement by the Consultant</u>

The Consultant accepts the engagement and agrees to render the Services as described in Recital A. In the performance by the Consultant of the Services under this Agreement, the Consultant shall act honestly and in good faith with a view to the best interests of the Corporation. The Consultant shall supervise the performance of its own services and shall have control of the manner and means by which the Services are performed, subject to compliance with this agreement, the policies of the Corporation and any plans, specifications, schedules or other items approved by the Corporation.

SDC

3. **Compensation**

The Corporation shall pay to the Consultant a fee of **$600 per day** for time spent by the Consultant in the provisions of Services pursuant to this agreement, such fee to be paid within 15 days after receipt by the Corporation of an account therefore from the Consultant. Accounts rendered by the Consultant shall indicate the number of days (or half-days) covered by the particular account and shall describe, with reasonable particularity, the Services performed by the Consultant during the period covered by the account. The Consultant shall not render accounts more frequently than once per calendar month.

4. **Expenses**

The Corporation shall pay or reimburse the Consultant for all reasonable out-of-pocket expenses (directly related to the project and including mileage charge of $0.50 per mile if the Consultant uses his own vehicle) actually incurred or paid by the Consultant during the Term in the performance of the Services under this agreement, upon presentation of expense statements or receipts or such other supporting documentation as the Corporation may reasonably require, provided however that no such payment shall be made for any taxes for which the Consultant is entitled to a credit or refund. Consultant will use Reno as his home base.

5. **No Use of Confidential Information**

During and at all times after the Term, the Consultant shall hold in confidence and keep confidential all Confidential Information and shall not use for the benefit of the Consultant or others (except in connection with the business and affairs of the Corporation in the course of providing Services hereunder) any Confidential Information and shall not disclose any Confidential Information to any person except in the course of providing Services hereunder to a person who is employed by the Corporation or with the Corporation's prior consent. The foregoing prohibition shall not apply to any Confidential Information if:

(a) the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this agreement; or

(b) disclosure is required to be made by any law, regulation, governmental body or authority or by court order.

The Consultant acknowledges and agrees that the obligations under this section are to remain in effect in perpetuity. The Consultant further acknowledges that the obligations contained in this section are not in substitution for any obligations which the Consultant may now or hereafter owe to the Corporation and which exist apart from this section and do not replace any rights of the Corporation with respect to any such obligations.

6. **Remedies**

The Consultant acknowledges that a breach or threatened breach by the Consultant of the provisions of section 5 will result in the Corporation and its shareholders suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, the Consultant agrees that the Corporation shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation may become entitled.

7. **Property of the Corporation**

All memoranda, notes, lists, records and other documents (and all copies thereof), including, without limitation, all such items stored in computer memories, on microfiche, on discs or on tapes or by any other means, made or compiled by or on behalf of the Consultant or made available to the Consultant in the performance of the services hereunder at any time during the Term (whether by the Corporation or any other person) concerning the business or affairs of the Corporation are and shall be the property of the Corporation, and shall be delivered to the Corporation by the Consultant promptly upon the termination of this agreement, or at any other time on request of the

SAr.

Corporation. The Corporation shall own all, and the Consultant assigns to Corporation all, of its right, title and interest in copyrights, trade secrets, patents, all other intellectual property relating to the Services and any information and materials developed by the Consultant. The Consultant authorizes the Corporation and appoints the Corporation as its attorney in fact, to take such actions as the Corporation reasonably deems necessary to document and perfect its ownership of all rights described in this section. During the Term and afterwards the Consultant will provide all assistance reasonably requested by the Corporation to document and perfect its ownership of these rights.

8. No Conflicts of Interest

The Consultant shall not engage in any business or other transaction or have any financial or other personal interest which is incompatible with the performance by the Consultant of the duties under this agreement in the manner contemplated by this agreement.

9. Nature of Relationship

The parties acknowledge and agree that the relationship of the Consultant to the Corporation is that of independent contractor, the Consultant is not an employee or agent of the Corporation and the Corporation and the Consultant are not partners or joint venturers with each other. Nothing herein shall be construed so as to make the Corporation and the Consultant partners or joint venturers, to make the Consultant an employee or agent of the Corporation, or to impose any liability as partner, joint venturer, employer or employee or principal or agent on the Corporation or the Consultant, as the case may be.

10. No Authority to Bind the Corporation

The Consultant shall have no authority to act, or to hold the Consultant out, as agent of the Corporation or to bind the Corporation to perform any obligations to any third party and the Consultant shall so inform all third parties with whom the Consultant deals in the performance of the services hereunder. The Consultant shall not use the name of the Corporation or any of its subsidiaries in any advertisement or promotional or marketing material or, without the use of any such name, suggest or imply in any such material that the Consultant has a relationship with the Corporation or any of its subsidiaries. The Consultant may refer to this consulting assignment on any curriculum vitae or resume.

11. Renewal

This agreement may be renewed on such terms and for such length of time as the Corporation and the Consultant may agree in writing from time to time.

12. Termination by the Corporation

This agreement may be terminated by the Corporation:

(a) for Cause, without notice; or

(b) for any reason, on **fifteen** days' notice to the Consultant.

The Consultant acknowledges that, on any termination of this agreement by the Corporation, the Consultant shall not be entitled to any payment for loss of office or other similar compensation.

13. Termination by the Consultant

This agreement may be terminated by the Consultant for any reason, on **fifteen** days' notice to the Corporation.

SAC

15. Indemnification

(a) The Consultant shall indemnify the Corporation and hold it harmless from and against all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable lawyers' fees and expenses, resulting either from (a) a grossly negligent or intentionally wrongful act or omission by the Consultant in connection with the performance of the Consultant's duties under this agreement; or (b) a breach of any provision of the agreement by the Consultant.

16. Assignment

This agreement shall not be assignable by the Corporation or by the Consultant.

17. Invalidity of Provisions

Each of the provisions contained in this agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

18. Entire Agreement, Waiver

This agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no warranties, representations or agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to in this agreement. Except as expressly provided in this agreement, no amendment, waiver or termination of this agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this agreement constitute a continuing waiver unless otherwise expressly provided.

19. Currency

Except as expressly provided in this agreement, all amounts in this agreement are stated and shall be paid in U.S. dollars.

20. Governing Law

This agreement shall be governed by and construed in accordance with the laws of Nevada.

21. Counterparts

This agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF the Corporation and the Consultant have executed this Agreement.

GRYPHON GOLD CORPORATION

By: ______________________

Name: John L. Key
Title: CEO

STEVEN D. CRAIG, CPG

By: ______________________

Name: Steven D. Craig
Title: Senior Consulting Geologist